UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 4, 2005

(Date of earliest event reported)

APOGEE ENTERPRISES, INC.

(Exact name of registrant as specified in its charter) Commission File Number: 0-6365

Minnesota	41-0919654
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

7900 Xerxes Avenue South, Suite 1800,

Minneapolis, Minnesota 55431

(Address of principal executive offices, including zip code)

(952) 835-1874

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 4, 2005, Apogee Enterprises, Inc. (the “Company”) entered into a credit agreement (the “Agreement”), dated as of May 4, 2005, among the Company, each of the lenders from time to time parties to the Agreement, and The Bank of New York, as letter of credit issuer, administrative agent for the Lenders and swing line lender. The Agreement creates a new, five-year, committed, unsecured, revolving credit facility in the amount of $100.0 million (subject to increase under the Agreement to an amount not exceeding $175.0 million). The credit facility includes a letter of credit facility in the amount of up to $25 million, the outstanding amounts of which decrease the available borrowing base. The Agreement replaced the Company’s previously existing $125.0 million unsecured, revolving credit facility, which was terminated upon closing of the Agreement on May 4, 2005.

The Company may elect the borrowings under the Agreement to bear interest at one of two rates. First, borrowings under the Agreement may be made at an interest rate per annum equal to the sum of the Applicable Margin (which is calculated based upon the Company’s debt-to-EBITDA ratio) and LIBOR (as defined in the Agreement). Second, borrowings under the Agreement may be made at an interest rate per annum equal to the sum of: (1) the Alternate Base Rate (which is a rate per annum equal to the greater of (x) the interest rate announced by the administrative agent in The City of New York as its prime commercial loan rate in effect on such day and (y) the sum of 0.50% per annum and the federal funds rate in effect on such day) in effect from time to time, and (2) the Applicable Margin.

The Agreement requires the Company to maintain minimum levels of net worth and a debt-to-EBITDA ratio of not more than 2.75. If the Company is not in compliance with either of these requirements, the lender may terminate the commitment and/or declare any loan then outstanding to be due.

The Agreement provides that the Company may not be a party to any merger, consolidation or share exchange, or sell, transfer, lease or otherwise dispose of all or any substantial part (i.e. 10% or more (excluding Like-Kind Exchanges (as defined in the Agreement)) of the total consolidated assets of the Company per fiscal year over all transactions during that year) of its assets or property, or in any event sell or discount any of its notes or accounts receivable, or permit any subsidiary to do so; provided, however, that, the foregoing restriction does not apply to or operate to prevent (1) the Company being a party to any merger where the Company is the surviving person if, after giving effect to such merger, no Default or Event of Default (both as defined in the Agreement) would then exist, (2) any subsidiary merging into the Company or being a party to any merger which does not involve the Company where a subsidiary is the surviving person if, after giving effect to such merger, no Default or Event of Default would then exist, (3) the Company or any subsidiary from selling its inventory in the ordinary course of its business, (4) any dissolution of an inactive subsidiary that would not have a Material Adverse Effect (as defined in the Agreement), if, after giving effect to such dissolution, no Default or Event of Default would then exist, and (5) any Like-Kind Exchange.

The Agreement further provides that the Company may not declare any dividends (other than dividends payable in capital stock of the Company) on any shares of any class of its capital stock, or set apart any sum for the payment of any dividends on, or make any other distribution by reduction of capital or otherwise in respect of, any shares of any class of capital stock of the Company, unless, immediately after giving effect to such action, there shall not have occurred any Default or Event of Default that is continuing.

Amounts due under the Agreement may be accelerated upon an Event of Default, such as a breach of a representation or covenant or the occurrence of bankruptcy, if not otherwise waived or cured.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

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Item 1.02 Termination of a Material Definitive Agreement.

The Company’s previously existing Credit Agreement, dated as of April 25, 2002, among the Company, each of the lenders from time to time parties to the agreement, and The Bank of New York, as letter of credit issuer, administrative agent for the lenders and swing line lender (the “Prior Agreement”), created a four-year, committed, unsecured, revolving credit facility in the amount of $125 million. The Prior Agreement required the Company to maintain levels of net worth and certain financial ratios. These ratios included maintaining an interest coverage ratio (EBITDA divided by interest expense) of more than 3.0 and a debt-to-EBITDA ratio of less than 3.0, 2.75 or 2.5, depending on the time period. If the Company was not in compliance with these ratios at the end of any quarter (with respect to interest coverage) or at the end of any day (with respect to debt-to-EBITDA ratio), the lender had the right to terminate the commitment and/or declare any loan then outstanding to be due. The Prior Agreement, which would have expired in accordance with its terms on April 25, 2006, was terminated upon the closing of the Agreement on May 4, 2005.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01 Other Events.

On May 4, 2005, the Company issued a press release announcing the closing of the Agreement. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

The following exhibits are being filed with this Form 8-K:

10.1	Credit Agreement, dated as of May 4, 2005, between the Company and banks party to the agreement, including related contribution and subsidiary guaranty agreements.

99.1	Press Release, dated May 4, 2005, of the Company.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOGEE ENTERPRISES, INC.

By:	/s/ William F. Marchido
William F. Marchido Chief Financial Officer

Date: May 10, 2005

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EXHIBIT INDEX

Exhibit Number	Description
10.1	Credit Agreement, dated as of May 4, 2005, between the Company and banks party to the agreement, including related contribution and subsidiary guaranty agreements.

99.1	Press Release, dated May 4, 2005, of the Company.

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